EXHIBIT 5.1
                        [LETTERHEAD OF PIPER & MARBURY]


                                       October 19, 1995

SunAmerica Inc.
1 SunAmerica Inc.
Century City
Los Angeles, California  90067-6022

Ladies and Gentlemen:

               We have acted as Maryland counsel to SunAmerica Inc. (the "Corporation") in connection with its Registration Statement on Form S-3 (Registration No. 33-62405) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance from time to time of up to U.S. $300,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance) of its Medium Term Notes, Series 2 (the "Notes") to be issued pursuant to the Senior Indenture dated as of April 15, 1993 between the Corporation and The First National Bank of Chicago, as Trustee as supplemented by the Supplemental Indenture dated as of June 28, 1993 (as so supplemented, the "Indenture"). In that capacity, we have reviewed the Charter and By-Laws of the Corporation, the Indenture, the proceedings of the Board of Directors and the Pricing committee of the Board of Directors of the Corporation relating to the issuance by the Corporation of the Notes, and such other documents, instruments and matters of law as we have deemed necessary to the rendering of the opinion expressed below.

               Based on the foregoing, we are of the opinion and advise you that the issuance of the Notes by the Corporation under the Indenture has been duly and validly authorized by the Corporation.

               We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement, the related Prospectus dated September 29, 1995 and the Prospectus Supplement dated October 19, 1995 relating to the Notes. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                       Very truly yours,

                                       /s/ Piper & Marbury